SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 1, 1999


DAWN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)


Delaware                            0-17864              13-3493060
(State or other jurisdiction        (Commission          (IRS Employer
of incorporation)                   File Number)         Identification No.)


12 Smull Avenue, Caldwell, New Jersey                    07006
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (973)  228 - 1033


433 South Main Street, West Hartford, Connecticut 06110
(Former name or former address, if changed since last report)



ITEM 5. OTHER EVENTS:

On September 1, 1999, Dawn Technologies, Inc. (the "Company") filed for bankruptcy, under Chapter 11, in the United States Bankruptcy Court, Middle District of Pennsylvania. The case has been assigned number 5-99-02976 with the Honorable John J. Thomas presiding. All matters pertaining to the bankruptcy and requiring filing with the court are to be served upon the U.S. Trustee, Suite 503, 225 Market Street, Harrisburg, Pennsylvania 17101.

The Company's existing officers and directors continue to operate the business as "debtor in possession".

On September 3, 1999, the Company filed a motion to substantively consolidate this bankruptcy matter with the previously filed bankruptcy proceeding of its wholly owned subsidiary, Dawn Special Systems
Corp. (bankruptcy case number 5-98-03140).